   As filed with the Securities and Exchange Commission on September 8, 1997

                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                      Under
                           THE SECURITIES ACT OF 1933


                                PLD TELEKOM INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                     13-3950002
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

680 Fifth Avenue, 24th Floor
New York, New York                                        10019
(Address of principal executive offices)                (Zip Code)


                                PLD TELEKOM INC.
                            EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                           E. CLIVE ANDERSON, ESQUIRE
                    Senior Vice President and General Counsel
                                PLD Telekom Inc.
                          680 Fifth Avenue, 24th Floor
                            New York, New York 10019
                     (Name and address of agent for service)

                                 (212) 262-6060
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------
                        Number of            Proposed           Proposed
    Title of          shares to be           maximum             maximum            Amount of
   securities        registered (1)       offering price        aggregate         registration
to be registered                          per share (2)      offering price            fee
                                                                   (2)
- -------------------------------------------------------------------------------------------------
 Common Stock,
par value $0.01         3,000,000            $8.9063         $26,718,900.00         $8,097.00
   per share
- -------------------------------------------------------------------------------------------------

(1) This registration statement covers shares of Common Stock of PLD Telekom Inc. which may be offered or sold pursuant to the PLD Telekom Inc. Equity Compensation Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the Plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices on the Nasdaq National Market on August 29, 1997.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

            (a) Annual Report on Form 10-K, filed with the Commission on March 31, 1997 for the fiscal year ended December 31, 1996, as amended by Form 10-K/A-1, filed with the Commission on April 15, 1997;

            (b) Quarterly Report on Form 10-Q filed with the Commission on May 15, 1997 for the quarter ended March 31, 1997;

            (c) Quarterly Report on Form 10-Q filed with the Commission on August 14, 1997 for the quarter ended June 30, 1997; and

            (d) The descriptions of the Common Stock of the Registrant set forth in the Registrant's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

      All reports and other documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

      Experts

      The consolidated financial statements of the Registrant as of December 31, 1996 and for each of the years in the three-year period ended December 31, 1996, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, have been incorporated by reference in the registration statement in reliance upon the report of KPMG, chartered accountants ("KPMG"), incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Following the Company's domestication as a Delaware corporation as of February 28, 1997, the Company's independent certified public accountants are KPMG Peat Marwick LLP, the U.S. affiliate of KPMG. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of any action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Article 6 of the Company's By-Laws makes mandatory the indemnification of directors, officers and other authorized representatives of the Company expressly authorized under Section 145 of the DGCL.

      The Certificate of Incorporation of the Company provides that no director of the Company shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

      The By-Laws of the Company also provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of the By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      The exhibits filed as part of this Registration Statement are as follows:

- -------------------------------------------------------------------------

Exhibit         Exhibit
Number
- -------------------------------------------------------------------------
  5             Opinion of E. Clive Anderson, Esq., Senior Vice
                President and General Counsel of the Company
- -------------------------------------------------------------------------

23.1            Consent of E. Clive Anderson (included in Exhibit 5)
- -------------------------------------------------------------------------

23.2            Consent of KPMG
- -------------------------------------------------------------------------

24              Powers of Attorney (included in signature page)
- -------------------------------------------------------------------------

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan=s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 8th day of September, 1997.

                                    PLD TELEKOM INC.


                                    By:    /s/ James R.S. Hatt
                                           -----------------------------------
                                           James R.S. Hatt
                                           Chairman, President and
                                           Chief Executive Officer

      Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Each person, in so signing, also makes, constitutes and appoints James R.S. Hatt and E. Clive Anderson and each of such officers acting singly, his or her true and lawful attorney-in-fact, in his or her name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


        NAME                            TITLE                      DATE
        ----                            -----                      ----
 /s/ James R.S. Hatt              Chairman, Director,         September 8, 1997
- --------------------------        President and Chief
James R.S. Hatt                   Executive Officer
                                  (Principal Executive
                                  Officer)

 /s/ Simon Edwards                Director, Chief Financial   September 8, 1997
- --------------------------        Officer and
Simon Edwards                     Treasurer (Principal
                                  Accounting Officer)
/s/ Boris Antoniuk
- --------------------------        Director                    September 8, 1997
Dr. Boris Antoniuk


- --------------------------        Director                    September __, 1997
Edward Charles Dilley

 /s/ David L. Heavenridge
- --------------------------        Director                    September 8, 1997
David L. Heavenridge


- --------------------------        Director                    September __, 1997
Gordon Humphrey


- --------------------------        Director                    September __, 1997
Gennadiy Kudriavstev



- --------------------------        Director                    September __, 1997
Dr. Vladimir Kvint


- -------------------------         Director                    September __, 1997
Timothy P. Lowry

 /s/ Robert Smith
- -------------------------         Director                    September 8, 1997
Robert Smith

 /s/ David M. Stovel
- -------------------------         Director                    September 8, 1997
David M. Stovel

                                  EXHIBIT INDEX

- -------------------------------------------------------------------------
Exhibit         Exhibit
Number
- -------------------------------------------------------------------------
  5             Opinion of E. Clive Anderson, Esq., Senior Vice
                President and General Counsel of the Company
- -------------------------------------------------------------------------

23.1            Consent of E. Clive Anderson (included in Exhibit 5)
- -------------------------------------------------------------------------

23.2            Consent of KPMG
- -------------------------------------------------------------------------

24              Powers of Attorney (included in signature page)
- -------------------------------------------------------------------------